UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15225 N. 49th Street, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 595-4997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 15, 2010, Gold & Minerals Company, Inc. (“G&M”), the 60% owner of El Capitan, Ltd., released initial information on the testing and recovery process on the El Capitan ore on their web site. G&M is having an independent commercial laboratory work on pre treatment of the ore prior to utilizing a new fire assay procedure being developed. The commercial lab is continuing the research, testing and verification of the procedure prior to going to the next phase of the project. The goal of the project is to develop an industry acceptable fire assay procedure for the Capitan ore

G&M will not release recovery values from the head ore until research is completed, verified and samples processed under the direction of the PhD. chemist at second reputable independent lab with verified recovery values.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: January 20, 2010	By:	/s/ Stephen J. Antol
Stephen J. Antol
Chief Financial Officer